                                                                    EXHIBIT 10.9



                                  CONFIDENTIAL
                             ANCHOR TENANT AGREEMENT


        This Anchor Tenant Agreement (this "Agreement"), effective as of February 1, 1999 (the "Effective Date"), is made and entered into by and between America Online, Inc. ("AOL"), a Delaware corporation, with its principal offices at 22000 AOL Way, Dulles, Virginia 20166, and LAUNCH Media, Inc. ("Interactive Content Provider" or "ICP"), a Delaware corporation, with its principal offices at 1632 Fifth Street, Santa Monica, California 90401 (each a "Party" and collectively the "Parties").

                                  INTRODUCTION

        AOL and ICP each desires that AOL provide access to the ICP Internet Site through the AOL Network, subject to the terms and conditions set forth in this Agreement. Defined terms used but not defined in the body of this Agreement or in Exhibit C shall be as defined on Exhibit B attached hereto.

                                      TERMS

1.      DISTRIBUTION; PROGRAMMING

        1.1 ANCHOR TENANCY. Beginning on the Launch Date, ICP shall receive anchor tenant distribution within the Entertainment channel (or any specific successor thereof) offered on the AOL Service, as follows: AOL shall (a) continuously and prominently place an agreed-upon ICP logo or banner (an "Anchor Tenant Button") on each of the (i) Music channel main screen, and (ii) the Music Genre Screens (Alternative, Rock/Pop, R&B, Country, Jazz, Classical) (or any specific successors thereof) which Anchor Tenant Button(s) shall link to a Welcome Mat (as defined below),
                (b) provide ICP with any keyword(s) that the Parties mutually agree upon (subject to the terms of this Agreement) which shall link to a Welcome Mat, and (c) list the ICP Internet Site in AOL's "Directory of Services" and "Find" features. Except to the extent expressly described herein, the exact form, placement and nature of the Anchor Tenant Button(s) shall be determined by AOL in its reasonable editorial discretion, provided, however, that each of ICP's Anchor Tenant Buttons shall be of equal or greater size than any other anchor tenant's Anchor Tenant Button which is continuously displayed on the same screen. So long as ICP is in compliance with the terms of this Agreement, there shall be no more than four (4) anchor tenants (including ICP) with their Anchor Tenant Buttons continuously displayed on any of the screens listed in clauses (a)(i) and (ii) above.

        1.2 CONTENT. The ICP Internet Site shall consist of the Content described on Exhibit A hereto. ICP shall not authorize or permit any third party to distribute any Content of ICP through the AOL Network absent AOL's prior written approval. The inclusion of any additional Content for distribution through the


[ * ] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
        SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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                AOL Network (including, without limitation, any features,
                functionality or technology) not expressly described on Exhibit A shall be subject to AOL's prior written approval, which shall not be unreasonably withheld.

        1.3 LICENSE. ICP hereby grants AOL a worldwide license to use, market, store, distribute, display, communicate, perform, transmit, and promote the ICP Internet Site and the Licensed Content (or any portion thereof) through the AOL Network as AOL may determine in its sole discretion, including without limitation the right to integrate Content from the ICP Internet Site by linking to specific areas on the ICP Internet Site, provided that the link to any such Content on the AOL Network shall conform with the specifications set forth on Exhibit D.

        1.4 MANAGEMENT. ICP shall design, create, edit, manage, update, and maintain the ICP Internet Site and the Licensed Content. Except as specifically provided for herein, AOL shall have no obligations of any kind with respect to the ICP Internet Site. ICP shall be responsible for any hosting or communication costs associated with the ICP Internet Site (including, without limitation, the costs associated with (i) any agreed-upon direct connections between the AOL Network and the ICP Internet Site or
                (ii) a mirrored version of the ICP Internet Site). AOL Members shall not be required to go through a registration process (or any similar process) in order to access and use the generally-available portions of the ICP Internet Site or the Licensed Content.

        1.5     CARRIAGE FEE. ICP shall pay AOL [*] as follows:

                (a) [*] on the Effective Date, which shall be non-refundable consideration for AOL securing the placement described in Section 1.1 for the period prior to the Launch Date;

                (b) [*] on the date which is [*] months after the Effective Date;

                (c) [*] on the date which is [*] months after the Effective Date; and

                (d)     [*] on the date which is [*] months after the Effective
                        Date.

        1.6 IMPRESSIONS GUARANTEE. AOL shall provide ICP with at least [*] Impressions from ICP's presence on the AOL Network (the "Impressions Guarantee"). For the purposes of this Agreement, ICP's presence on an AOL screen shall conform to the specifications set forth on Exhibit D (each, an "ICP Presence"), provided that only screens that contain a link to the ICP Internet Site or a Welcome Mat will count against the Impressions Guarantee. In the event that the Impressions Guarantee is not met (or will not, in AOL's



                                       2


[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                reasonable judgment, be met) during the Term, at AOL's option either (a) the Term shall be extended for up to four (4) months without additional carriage fees payable by ICP until the Impressions Guarantee is met, (b) AOL shall, from time to time, provide ICP with the remaining Impressions in the form of advertising space within the AOL Network of comparable value to the undelivered Impressions (as reasonably determined by AOL), or (c) some combination thereof until the Impressions Guarantee is met.

2.      PROMOTION

        2.1 COOPERATION. Each Party shall cooperate with and reasonably assist the other Party in supplying material for marketing and promotional activities.

        2.2 INTERACTIVE SITE. During the Term, ICP shall include within each ICP Interactive Site (a) a prominent "Try AOL" feature where users can obtain promotional information about AOL products and services and, at AOL's option, download or order AOL's then-current version of client software for the America Online(R) brand service or other AOL products, such as AOL's "Instant Messenger(R)"; (b) prominent promotion for the keywords associated with ICP's Internet Site; and (c) links from the ICP Interactive Site to the relevant topic areas on AOL's primary site on the World Wide Web (and, to the extent technologically feasible, the relevant topic areas in the ICP Internet Site). Notwithstanding the foregoing, ICP shall be under no obligation to provide any such promotion on any portions of the ICP Interactive Site accessed through a co-branded or other similar distribution arrangement with any third party.

        2.3 OTHER MEDIA. ICP shall use commercially reasonable efforts to promote AOL and the ICP Internet Site's availability through the AOL Service in publications, programs, features and other forms of media over which ICP exercises at least partial editorial control.

        2.4 KEYWORD PROMOTION. In any instances when ICP makes promotional reference to an ICP Interactive Site, including any listings of the applicable "URL(s)" for such web site(s) (each a "Web Reference"), ICP shall include a listing of the applicable AOL "keyword" of comparable prominence to the Web Reference; provided, however, that ICP will be under no obligation to promote the AOL keyword when promoting the ICP Interactive Site in an area reasonably construed to be in competition with AOL.

        2.5 PREFERRED INTERNET ACCESS PROVIDER. When promoting the availability of the ICP Internet Site on AOL, ICP shall promote AOL as a preferred Internet access provider through which a user can access the ICP Internet Site (and ICP shall not implement or authorize any other promotions on behalf of any third parties which are inconsistent with the foregoing). Any promotions for Internet access providers shall include an equally prominent promotion for AOL.



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

3.      REPORTING; PAYMENT

        3.1 USAGE AND OTHER DATA. AOL shall make available to ICP a monthly report specifying for the prior month aggregate daily usage and daily Impressions with respect to ICP's presence on the AOL Network. ICP will supply AOL with monthly reports which reflect total Impressions by AOL Members to the ICP Internet Site during the prior month and the number of and dollar value associated with the transactions involving AOL Members at the ICP Internet Site during the period in question. ICP shall also provide AOL with "click-through" data with respect to the promotions specified in Section 2.

        3.2 PROMOTIONAL COMMITMENTS. ICP shall provide to AOL a monthly report documenting its compliance with any promotional commitments it has undertaken pursuant to this Agreement in the form attached as Exhibit E hereto.

        3.3 PAYMENT SCHEDULE. Except as otherwise specified herein, each Party agrees to pay the other Party all amounts received and owed to such other Party as described herein on a quarterly basis within thirty (30) days of the end of the quarter in which such amounts were collected by such Party. The first quarter for which payment is to be made shall (i) begin on the first day of the month following the month of execution of this Agreement and
                (ii) include the portion of the month of execution following the Effective Date (unless this Agreement was executed on the first day of a month, in which case the quarter shall be deemed to begin on the first day of such month).

        3.4 WIRED PAYMENTS. All payments by ICP hereunder shall be paid in immediately available, non-refundable U.S. funds wired to the "America Online" account, Account Number 323070752 at the Chase Manhattan Bank, 1 Chase Manhattan Plaza, New York, New York 10081 (ABA: 021000021), or such other account of which AOL shall give ICP written notice.

4.      ADVERTISING AND MERCHANDISING

        4.1 ADVERTISING SALES. AOL owns all right, title and interest in and to the advertising and promotional spaces within the AOL Network (including, without limitation, advertising and promotional spaces on any AOL forms or pages preceding or framing the ICP Internet Site). The specific advertising inventory within any such AOL forms or pages shall be as reasonably determined by AOL. ICP owns all right, title and interest in and to the advertising and promotional spaces within the ICP Internet Site. The specific advertising inventory within the ICP Internet Site shall be as reasonably determined by ICP. AOL shall not place pop-up advertisements between the Anchor Tenant Buttons and the Welcome Mat or between the Anchor Tenant Buttons and the ICP Internet Site.

        4.2 WELCOME MAT ADVERTISEMENTS. AOL hereby grants ICP the right to license or sell promotions, advertisements, links, pointers or similar services or rights in or



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                through each Welcome Mat ("Welcome Mat Advertisements"), subject to (i) AOL's approval for each Welcome Mat Advertisement and
                (ii) the Advertising Minimum. ICP shall pay AOL [*] of the Advertising Revenues generated by ICP or its agents with respect to Welcome Mat Advertisements.

        4.3 ADVERTISING POLICIES. Any AOL Advertisements sold by ICP or its agents shall be subject to AOL's then-standard advertising policies. In connection with the sale by ICP of any AOL Advertisement, ICP shall, in each instance, provide AOL with a completed standard AOL advertising registration form relating to such AOL Advertisement. ICP shall ensure that any AOL Advertisement sold by ICP complies with all applicable federal, state and local laws and regulations. To the extent ICP sells an AOL Advertisement as part of an advertising package including multiple placement locations (e.g., both Welcome Mat and another area or site), ICP shall allocate the payment for such advertising package between or among such locations in an equitable fashion, subject to the Advertising Minimum.

        4.4 INTERACTIVE COMMERCE. Any merchandising through the ICP Internet Site and/or the Welcome Mat shall be subject to (i) the then-current requirements of AOL's merchant certification program, (ii) the requirements posted at keyword "Marketplace Policy" on the America Online(R) brand service (or such other keyword as AOL may designate during the Term), (iii) prior approval by AOL of the type of all products, goods and services to be offered through the ICP Internet Site or the Welcome Mat, which approval shall not be unreasonably withheld, and (iv) ICP implementing sufficient procedures to protect the security of all merchandising on the site (i.e., ICP shall as of the Effective Date use 40-bit SSL technology and, if requested by AOL, 128-bit SSL). ICP shall not conduct any merchandising through the ICP Internet Site or the Welcome Mat through auctions, clubs or any method other than a direct sales format without AOL's prior written consent. ICP shall not conduct any merchandising of music or music-related Products to AOL Members on or through the Welcome Mat, Rainman Programming areas, or through any portion of the ICP Internet Site which is less than [*] away from the AOL Service, without the prior written consent of AOL. Prior to entering into an arrangement with any third party for merchandising or commerce through the Welcome Mat or through any portion of the ICP Internet Site which is less than [*] away from the AOL Service, ICP shall give AOL written notice of such desire and, upon request by AOL, negotiate in good faith with AOL or its commerce or marketing ICP in the applicable product/service category regarding a merchandising or commerce arrangement.

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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

5.      CUSTOMIZED LINKED INTERACTIVE SITE

        5.1 PERFORMANCE. ICP shall optimize the ICP Internet Site for distribution hereunder according to AOL specifications and guidelines, including the Operating Standards set forth on Exhibit F attached hereto.

        5.2 CUSTOMIZATION. ICP shall customize the ICP Internet Site for AOL Members as follows:

                (a) upon AOL's request, create a customized, co-branded home page "welcome mat" for the AOL audience for each area on the ICP Internet Site linked to from the AOL Network on a continuous basis (each a "Welcome Mat"), which Welcome Mat(s) shall be subject to AOL approval;

                (b) ensure that AOL Members linking to the ICP Internet Site directly from the AOL Network do not receive advertisements, promotions or links for any other Interactive Service or otherwise in violation of AOL's then-standard advertising policies or exclusivity commitments to third parties; and

                (c) provide continuous navigational ability for AOL Members to return to an agreed-upon point on the AOL service (for which AOL shall supply the proper address) from ICP Internet Site (e.g., the point on the AOL service from which the ICP Internet Site is linked), which, at AOL's option, may be satisfied through the use of a hybrid browser format.

        5.3 LINKS ON ICP INTERNET SITE. The Parties will work together on mutually acceptable links (including links back to AOL) within the ICP Internet Site in order to create a robust and engaging AOL member experience. ICP shall take reasonable efforts to ensure that AOL traffic is generally either kept within the ICP Internet Site or channeled back into the AOL Network. To the extent that AOL notifies ICP in writing that, in AOL's reasonable judgment, links from such site cause an excessive amount of AOL traffic to be diverted outside of such site and the AOL Network in a manner that has a detrimental effect on the traffic flow of the AOL audience, then ICP shall immediately reduce the number of links out of such site(s). In the event that ICP cannot or does not so limit diverted traffic from the ICP Internet Site, AOL reserves the right to terminate such links from the AOL Network to the ICP Internet Site.

        5.4 REVIEW. ICP shall allow appropriate AOL personnel to have access to the ICP Internet Site for the purpose of reviewing such site to determine compliance with the provisions of this Section 5.



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6.      TERM AND TERMINATION

        6.1 TERM; RENEWAL. Unless earlier terminated as set forth herein, the initial term of this Agreement shall expire fourteen (14) months from the Effective Date. Upon the expiration or earlier termination of this Agreement, AOL shall have the option, for a period equal to the initial term, to use one or more ICP trademarks or tradenames as keywords and/or text-based links from the AOL Network to the ICP Internet Site. In the event of termination by either Party, all pro forma payments for days in which the Agreement is not in effect will be refunded on a pro rata basis.

        6.2 TERMINATION FOR BREACH. Either Party may terminate this Agreement at any time in the event of a material breach by the other Party which remains uncured after thirty (30) days written notice thereof.

        6.3 TERMINATION FOR BANKRUPTCY/INSOLVENCY. Either Party may terminate this Agreement immediately following written notice to the other Party if the other Party (i) ceases to do business in the normal course, (ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.

7. TERMS AND CONDITIONS. The legal terms and conditions set forth on Exhibit C attached hereto and the Operating Standards set forth on Exhibit F attached hereto are hereby made a part of this Agreement.

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

AMERICA ONLINE, INC.                         LAUNCH MEDIA, INC.

By: /s/ Lynne E. Crawford                    By: /s/ Robert S. Roback
    -------------------------------              -------------------------------

Print Name: Lynne Crawford                   Print Name: Robert S. Roback
            -----------------------                      -----------------------

Title: VP & CFO                              Title:  President
       ----------------------------                  ---------------------------

Date: 2/10/98                                Date: 2/1/99
      -----------------------------                -----------------------------

                                             Tax ID/EIN#:  95.4463753



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                                    EXHIBIT A
                             DESCRIPTION OF CONTENT
                    APPEARING AT URL: HTTP://WWW.MYLAUNCH.COM


1.      OVERVIEW/PURPOSE OF SITE:

The ICP Internet Site ("myLAUNCH") aims to be the premier music content and community site online. Through personalization, a rich set of back-end databases, and community features, myLAUNCH is able to deliver specific content and recommendations based on a user's profile.

2.      CATEGORIES OF PROGRAMMING:

Original Content

-       Original music news

-       Artist Features including interviews, Q&A's and think-pieces

-       Album Reviews

-       Concert Reviews

-       New Releases

-       Upcoming Releases

-       Upcoming Concerts

Member Generated Content

-       Member Pages, with ability to include images, and personal content

-       Chat areas

-       Message boards

- Ability to "Whisper" (equivalent of I.M.) and send internal e-mail to other user names

Third Party Content

Customized database information from third-party suppliers including audio clips

Update Frequency

Daily; some areas multiple times/day

Commerce

users have ability to purchase CD's and cassettes

Topics Covered

All genres of music excluding classical

Games

A weekly Trivia Chat in which prizes are awarded



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3.      CATEGORIES OF LINKS:

Permanent

Link to LAUNCH CD-ROM (http://www.launchcdrom.com)

Temporary

none at present

4.      TECHNOLOGIES EMPLOYED:

-       Web Server Software: Microsoft IIS 4.0

-       Database Server Software: Microsoft SQL

-       Additional Software: Firefly Passport Tools; I-Chat; Custom Publishing

-       System (ASP-based); Accipiter AdManager 2.2.



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                            EXHIBIT B - DEFINITIONS


DEFINITIONS.  The following definitions shall apply to this Agreement:

ADVERTISING REVENUES. Aggregate amounts collected plus the fair market value of any other compensation received (such as barter advertising) by ICP or ICP's agents, as the case may be, arising from the license or sale of AOL Advertisements, less applicable Advertising Sales Commissions; provided that, in order to ensure that AOL receives fair value in connection with AOL Advertisements, ICP shall be deemed to have received no less than the Advertising Minimum in instances when ICP makes an AOL Advertisement available to a third party at a cost below the Advertising Minimum.

ADVERTISING MINIMUM. (i) Thirty dollars ($30) per thousand entries per month or
(ii) such different rate or rates as AOL may establish based upon market conditions and publish during the Term.

ADVERTISING SALES COMMISSION. In the case of an AOL Advertisement, actual amounts paid as commission to third party agencies in connection with sale of the AOL Advertisement, or fifteen percent (15%) if sold without the aid of a third party agency.

AFFILIATE. Any agent, distributor or franchise or AOL, or an entity in which AOL holds at least a nineteen percent (19%) equity interest.

AOL ADVERTISEMENTS. Rainman Programming Advertisements and Welcome Mat Advertisements.

AOL SERVICE. The narrow-bank U.S. version of the American Online(R) brand service, specifically excluding (a) AOL.com and any other AOL Interactive site,
(b) the international versions of an America Online service (e.g., AOL Japan),
(c) "ICQ," "AOL NetFind(TM)," "AOL Instant Messenger(TM)," "Digital Cities," "NetMail(TM)," "Real Fans," "Love@AOL," "Entertainment Asylum" or any similar independent product, service or property which may be offered by, through or with the U.S. version of the America Online(R) brand service, (d) any programming or content area offered by or through the U.S. version of the America Online(R) brand service over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (e) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through the U.S. version of the America Online(R) brand service,
(f) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (g) any other version of an America Online service which is materially different from the narrow-band U.S. version of the America Online brand service, by virtue of its branding, distribution, functionality, content or services, including, without limitation, any co-branded version of the service and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

AOL, LOOK AND FEEL. The distinctive and particular elements of graphics, design, organization, presentation, layout, user interface, navigation, trade dress and stylistic convention (including the digital implementations thereof) within the AOL Network and the total appearance and impression substantially formed by the combination, coordination and interaction of these elements.

AOL MEMBER(S). Authorized users of the AOL Network, including any sub-accounts using the AOL Network under an authorized master account.

AOL NETWORK. (i) The AOL Service and (ii) any other product or service owned, operated, distributed or authorized to be distributed by or through AOL or its Affiliates worldwide through which such party elects to offer the ICP Internet Site (which may include, without limitation, AOL-related Internet sites "offline" information browsing products, international versions of the AOL brand service, or Compuserve).

CONFIDENTIAL INFORMATION. Any information relating to or disclosed in the course of this Agreement, which is, or should be reasonably understood to be, confidential or proprietary to the disclosing Party, including, but not limited to, the material term of this Agreement, information about AOL Members, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information product and business plans, projection and marketing data. "Confidential Information" shall not include information (a) already lawfully known to or independently developed by the receiving Party, (b) disclosed in



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published materials, (c) generally known to the public, (d) lawfully obtained from any third party or (c) required or reasonably advised to be disclosed by law.

CONTENT. Text, images, video, audio (including, without limitation, music used in time relation with text, images, or video), and other data, products, services, advertisements, promotions, links, pointers, technology and software.

KEYWORD(TM) SEARCH TERMS. The Keyword(TM) online search terms made available on the AOL Service for use by AOL Members, combining AOL's Keyword(TM) online search modifier with a term of phrase specifically related to ICP (and determined in accordance with the terms of this Agreement).

ICP INTERACTIVE SITE. Any interactive site or area which is managed, maintained or owned by ICP or its agents or to which ICP provides and/or licenses information, content or other materials, including, by way of example and without limitation, (i) an ICP site on the World Wide Web portion of the Internet, (ii) a channel or area delivered through a "push" product such as the Pointcast Network or interactive environment such as Microsoft's proposed "Active Desktop."

ICP INTERNET SITE. The Internet site and Content, currently located at URL: http://www.mylaunch.com, which are managed, maintained or owned by ICP or its agents or to which ICP licenses information, content or other materials.

IMPRESSION. User exposure to (i) the page containing an ICP Presence or (ii) a page of the ICP Internet Site, as the context may require, as such exposure may be reasonably determined and measured by the reporting Party in accordance with its standard methodologies and protocols.

INTERACTIVE SERVICE. An entity offering one or more of the following: (i) online or Internet connectivity services (e.g., an Internet service provider); (ii) a broad selection of aggregated third party interactive content (or navigation thereto) (e.g., an online service or search and directory service); (iii) communications software capable of serving as the principal means through which a user creates, sends and receives electronic mail or real time online messages.

LAUNCH DATE. The later of (i) the Effective Date, or (ii) one week after the ICP Internet Site has been approved by the web operations division of AOL.

LICENSED CONTENT. All Content provided by ICP or its agents through the ICP Internet Site and/or the AOL Network in connection with the subject matter of this Agreement.

PRODUCTS. Any product, good or service which ICP offers, sells or licenses to AOL Member through (i) the ICP Internet Site, (ii) the Welcome Mat, (iii) the Rainman Programming area(s), or (iv) an "offline" means (e.g., toll-free number) for receiving orders related to specific offers within the ICP Internet Site, Welcome Mat or Rainman Programming area(s) requiring purchasers to reference a specific promotional identifier or tracking code, including, without limitation, products sold through surcharged downloads (to the extent permitted hereunder).

TERM. The period beginning on the Effective Date and ending upon the expiration or earlier termination of this Agreement.



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                EXHIBIT C -- STANDARD LEGAL TERMS AND CONDITIONS


I.      AOL NETWORK

CONTENT. ICP represents and warrants that all Content contained within the ICP Internet Site and/or the Welcome Mat(s) (i) does and will conform to AOL's applicable Terms of Service, the terms of this Agreement, and any other standard, written AOL policy, (ii) does not and will not infringe on or violate any copyright, trademark, U.S. patent or any other third party right, including without limitation, any music performance or other music related rights, and
(iii) does not and will not contain any Content which violates any applicable law or regulation ((i), (ii) and (iii) collectively, the "Rules"). In the event that AOL notifies ICP in writing that any such Content, as reasonably determined by AOL, does not comply or adhere to the Rules, then ICP shall use its best efforts to block access by AOL Members to such Content. In the event that ICP cannot, through its best efforts, block access by AOL Members to such Content in question, then ICP shall provide AOL prompt written notice of such fact. AOL may then, at its option, either (i) restrict access from the AOL Network to the Content in question using technology available to AOL or (ii) in the event access cannot be restricted, direct ICP to remove any such Content. ICP will cooperate with AOL's reasonable requests to the extent AOL elects to implement any such access restrictions.

CHANGES TO AOL SERVICE. AOL reserves the right to redesign or modify the organization, structure, "look and feel," navigation and other elements of the AOL Service. If AOL eliminates or modifies the screen(s) specified in Section
1.1 in a manner that substantially modifies the nature of the placements for ICP described in Section 1.1 in a material adverse fashion, AOL will work with ICP in good faith to provide ICP with a comparable package of placements which are reasonably satisfactory to ICP.

CONTESTS. ICP shall ensure that any contest, sweepstakes or similar promotion conducted or promoted through the ICP Internet Site and/or the Welcome Mat(s) (a "Contest") complies with all applicable laws and regulations. ICP shall provide AOL with (i) at least thirty (30) days prior written notice of any Contest and
(ii) upon AOL's request, an opinion from ICP's counsel confirming that the Contest complies with all applicable federal, state and local laws and regulations.

AOL LOOK AND FEEL. ICP acknowledges and agrees that AOL shall own all right, title and interest in and to the AOL Look and Feel. In addition, AOL shall retain editorial control over the portions of the AOL pages and forms which frame the ICP Internet Site (the "AOL Frames"), AOL may, at its discretion, incorporate navigational icons, links and pointers or other Content into such AOL Frames.

OPERATIONS. AOL shall be entitled to require reasonable changes to the ICP Internet Site to the extent such site will, in AOL's good faith judgment, adversely affect operations of the AOL Network.

CLASSIFIEDS. ICP shall not implement or promote any classifieds listing features through the Welcome Mat(s) without AOL's prior written approval. Such approval may be conditioned upon, among other things, ICP's conformance with any then-applicable service-wide technical or other standards related to online classifieds.

MESSAGE BOARDS. Any Content submitted by ICP or its agents within message boards or any comparable vehicles will be subject to the license grant relating to submissions to "public areas" set forth in the AOL Terms of Service. ICP acknowledges that it has no rights or interest in AOL Member submissions to message boards within the AOL Network.

DUTY TO INFORM. ICP shall promptly inform AOL of any information related to the ICP Internet Site or the Licensed Content which could reasonably lead to a claim, demand or liability of or against AOL and/or its Affiliates by any third party.

RESPONSE TO QUESTIONS/COMMENTS; CUSTOMER SERVICE. ICP shall respond promptly and professionally to questions, comments, complaints and other reasonable requests regarding the ICP Internet or the Licensed Content by AOL Members or on request by AOL, and shall cooperate and assist AOL in promptly answering the same.

STATEMENTS THROUGH AOL NETWORK. ICP shall not make, publish, or otherwise communicate through the AOL Network any deleterious remarks concerning AOL or its Affiliates, directors, officers, employees, or agents (including, without limitation, AOL's business projects, business capabilities, performance of duties and services, or financial position) which remarks are based on the relationship established by this Agreement or information exchanged hereunder. This section is not intended to limit good faith editorial statements made by ICP based upon publicly available information, or information developed by ICP independent of its relationship with AOL and its employees and agents.

PRODUCTION WORK. In the event that ICP requests any AOL production assistance, ICP shall work with AOL to develop detailed production plans for the requested production assistance (the "Production Plan"). Following receipt of the final Production Plan, AOL shall notify ICP of (i) AOL's availability to perform the requested production work, (ii) the proposed fee or fee structure for the requested production work and (iii) the estimated development schedule for such work. To the extent the Parties reach agreement regarding implementation of agreed-upon Production Plan, such agreement shall be reflected in a separate work order signed by the Parties. To the extent ICP elects to retain a third party provider to perform any such production work, work produced by such third party provider must generally conform to AOL's production Standards & Practices (a copy of which will be supplied by AOL to ICP upon request). The specific production resources which AL allocates to any production work to be performed on behalf of ICP shall be as determined by AOL in its sole discretion.

TRAINING AND SUPPORT. AOL shall make available to ICP standard AOL training and support programs necessary to produce any AOL areas hereunder. ICP can select its training and support program from the options then offered by AOL. ICP shall be responsible to pay the fees associated with its chosen training and support package. In addition, ICP will pay travel and lodging costs associated with its participation in any AOL training programs (including AOL's travel and lodging costs when training is conducted at ICP's offices).

LAUNCH DATE. In the event that any terms contained herein relate to or depend on the launch date of the ICP Internet Site or other property contemplated by this Agreement, which launch date is later than the Effective Date, then it is the intention of the Parties to record such launch date in a written instrument signed by both Parties promptly following such launch date; provided that, in the absence of such a written instrument, the launch date shall be as reasonably determined by AOL based on the information available to AOL.

KEYWORDS. Any Keyword Search Terms to be directed to the Online Area shall be
(i) subject to availability for use by ICP and (ii) limited to the combination of the Keyword(TM) search modifier combined with a registered trademark of ICP. AOL reserves the right to revoke at any time ICP's use of any keyword Search Terms which do not incorporate registered trademarks of ICP. ICP acknowledges that its utilization of a Keyword Search Term will not create in it, nor will it represent it has, any right, title or interest in or to such Keyword Search Term, other than the right, title and interest ICP holds in ICP's registered trademark independent of the Keyword Search Term. Without limiting the generality of the foregoing, ICP will not: (a) attempt to register or otherwise obtain trademark or copyright protection in the Keyword Search Term; or (b) use the Keyword Search Term, except for the purposes expressly required or permitted under this Agreement. This Section shall survive the completion, expiration, termination or cancellation of this Agreement.

II.     TRADEMARKS

TRADEMARK LICENSE. In designing and implementing any marketing, advertising, press releases or other promotional materials related to this Agreement and/or referencing the other Party and/or its trade names, trademarks and service marks (the "Promotional Materials") and subject to the other provisions contained herein, ICP shall be entitled to use the following trade names, trademarks and service marks of AOL; the "America Online(R)" brand service, "AOL(TM)" service/software and AOL's triangle logo; and AOL and its Affiliates shall be entitled to use the trade names, trademarks and service marks of ICP (collectively, together with the AOL marks listed above, the "Marks"); provided that each Party: (i) does not create a unitary composite mark involving a Mark of the other Party without the prior written approval of such other Party and
(ii) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other Party's Marks in accordance with applicable trademark law and practice. This Section shall survive the
______________________.

RIGHTS. Each Party acknowledges that its utilization of the Party's Marks will not create in it, nor will it represent it has, any right, title or interest in or to such Marks other than the licenses expressly granted herein. Each Party agrees not to do anything contesting or impairing the trademark rights of the other Party.



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

QUALITY STANDARDS. Each Party agrees that the nature and quality of its products and services supplied in connection with the other Party's Marks shall conform to quality standards communicated in writing by the other Party for use of its trademarks. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any Materials publicly disseminated by such Party such utilize the other Party's Marks. Each Party shall comply with all applicable laws, regulations and customs and obtain any required government approvals pertaining to use of the other Party's Marks.

PROMOTIONAL MATERIALS/PRESS RELEASES. Each Party will submit to the other Party, for its prior written approval, which shall not be unreasonably withheld or delayed, any Promotional Materials; provided, however, that after initial public announcement of the business relationship between the Parties in accordance with the approval and other requirements contained herein, either Party's subsequent factual reference to the existence of a business relationship between AOL and ICP, including, without limitation, the availability of the Licensed Content through the AOL Network, or use of screen shots relating to the distribution under this Agreement (so long as the AOL Network is clearly identified as the source of such screen shots) for promotional purposes shall not require the approval of the other Party. Once approved, the Promotional Materials may be used by a Party and its affiliates for the purpose of promoting the distribution of the Licensed Content through the AOL Network and reused for such purpose until such approval is withdrawn with reasonable prior notice. In the event such approval is withdrawn, existing inventories of Promotional Materials may be depleted.

INFRINGEMENT PROCEEDINGS. Each Party agrees to promptly notify the other Party of any unauthorized use of the other Party's Marks of which it has actual knowledge. Each Party shall have the sole right and discretion to bring proceedings alleging infringement of its marks or unfair competition related thereto; provided, however, that each party agrees to provide the other Party, at such other Party's expense, with its reasonable cooperation and assistance with respect to any such infringement proceedings.

III.    REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other Party that: (i) such Party has the full corporate right, power and authority to enter into this Agreement, to grant the licenses granted hereunder and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound; (iii) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such party in accordance with its terms; (iv) such party's Promotional Materials will neither infringe on any copyright, U.S. patent or any other third party right nor violate any applicable law or regulation; and (v) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject mater hereof which are not expressly provided for in this Agreement.

IV.     CONFIDENTIALITY

Each Party acknowledges that Confidential Information may be disclosed to the other Party during the course of this Agreement. Each party agrees that it will take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement, and for a period of three years following expiration or termination of this Agreement, to prevent the disclosure of Confidential Information of the other Party, other than to its employees, or to its other agents who must have access to such Confidential Information for such party to perform its obligations hereunder, who will each agree to comply with this section. Notwithstanding the foregoing, either Party may issue a press release or other disclosure containing Confidential Information without the consent of the other Party, to the extent such disclosure is required by law, rule, regulation or government or court order. In such event, the disclosing Party will provide at least five (5) business days prior written notice of such proposed disclosure to the other Party. Further, in the event such disclosure is required of either Party under the laws, rules or regulations of the Securities and Exchange Commission or any other applicable governing body, such Party will (i) redact mutually agreed-upon portions of this Agreement to the fullest extent permitted under applicable laws, rules and regulations and (ii) submit a request to such governing body that such portions and other provisions of this Agreement receive confidential treatment under the laws, rules and regulations of the Securities and Exchange Commission or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

V. RELATIONSHIP WITH AOL MEMBERS

SOLICITATION OF SUBSCRIBERS

(a) During the term of this Agreement and for a two year period thereafter, ICP will not use the AOL Network (including, without limitation, the e-mail network contained therein) to solicit AOL Members on behalf of another Interactive Service. More generally, ICP will not send unsolicited, commercial e-mail (i.e., "spam") through or into AOL's products or services, absent a Prior Business Relationship. For purposes of this Agreement, a "Prior Business Relationship" will mean that the AOL Member to whom commercial e-mail is being sent has voluntarily either (i) engaged in a transaction with ICP or (ii) provided information to ICP through a contest, registration, or other communication, which included clear notice to the AOL Member that the information provided could result in commercial e-mail being sent to that AOL Member by ICP or its agents. Any commercial e-mail to be sent through or into AOL's products or services shall also be subject to AOL's then-standard restrictions on distribution of bulk e-mail (e.g., related to the time and manner in which such e-mail can be distributed through or into the AOL product or service in question).

(b) ICP shall ensure that its collection, use and disclosure of information obtained from AOL Members under this Agreement ("Member Information") complies with (i) all applicable laws and regulations and (ii) AOL's standard privacy policies, available on the AOL Service at the keyword term "Privacy" (or, in the case of the ICP Internet Site, ICP's standard privacy policies so long as such policies are prominently published on the site and provide adequate notice, disclosure and choice to users regarding ICP's collection, use and disclosure of user information). ICP will not disclose Member Information collected hereunder to any third party in a manner that identifies AOL members as end users of an AOL product or service or use Member Information collected under this Agreement to market another Interactive Service.

Email NEWSLETTERS. Any email newsletters sent to AOL Members by ICP or its agents shall (i) be subject to AOL's policies on use of the email functionality, including but not limited to AOL's policy on unsolicited bulk email, (ii) be sent only to AOL Members requesting to receive such newsletters, (iii) not contain Content which violates AOL's Terms of Service, and (iv) not contain any advertisements, marketing or promotion for any other Interactive Service.

Email SOLICITATIONS. To the extent ICP is otherwise permitted to send communications to AOL Members (in accordance with the other requirements contained herein): (i) any solicitations in such communications to purchase products or services shall expressly promote the ICP Internet Site available through the AOL Network (including, without limitation, by stating the applicable AOL Keyword) as the principal means through which to purchase any such products or services; (ii) any direct links to specific offers within such communications shall link to the ICP Internet Site; (iii) any sales arising from such communication shall be subject to any revenue sharing provisions that may be contained herein; and (iv) ICP shall limit the subject matter of such communications to those categories of products, services and/or content that are specifically contemplated by this Agreement.

VI.     TREATMENT OF CLAIMS

LIABILITY. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM BREACH OF THIS AGREEMENT, THE USE OF OR INABILITY TO USE THE AOL NETWORK OR ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS (COLLECTIVELY, "DISCLAIMED DAMAGES"); PROVIDED THAT EACH PARTY SHALL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT ANY DISCLAIMED DAMAGES ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION BELOW. EXCEPT AS PROVIDED BELOW IN THE "INDEMNITY" SECTION, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR MORE THAN THE AGGREGATE AMOUNTS PAYABLE HEREUNDER IN THE YEAR IN WHICH THE EVENT GIVING RISE TO SUCH LIABILITY OCCURRED; PROVIDED THAT EACH PARTY SHALL REMAIN LIABLE FOR

THE AGGREGATE AMOUNT OF ANY PAYMENT OBLIGATIONS OWED TO THE OTHER PARTY UNDER THE PROVISIONS OF THIS AGREEMENT.

NO ADDITIONAL WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE AOL NETWORK, OR ANY AOL PUBLISHING TOOLS, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AOL SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE PROFITABILITY OF AOL NETWORK OR THE ICP INTERNET SITE.

INDEMNITY. Either Party will defend, indemnify, save and hold harmless the other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees ("Liabilities"), resulting from the indemnifying Party's material breach of any duty, representation, or warranty of this Agreement.

If a Party entitled to indemnification hereunder (the "Indemnified Party") becomes aware of any matter it believes is indemnifiable hereunder involving any claim, action, suit, investigation, arbitration or other proceeding against the Indemnified Party by any third party (each an "Action"), the Indemnified Party shall give the other Party (the "Indemnifying Party") prompt written notice of such Action. Such notice shall (i) provide the basis on which indemnification is being asserted and (ii) be accompanied by copies of all relevant pleadings, demands, and other papers related to the Action and in the possession of the Indemnified Party. The Indemnifying party shall have a period of ten (10) days after delivery of such notice to respond. If the Indemnifying Party elects to defend the Action or does into respond within the requisite ten (10) day period, the Indemnifying Party shall be obligated to defend the Action, at its own expense, and by counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall cooperate, at the expense of the Indemnifying Party, with the Indemnifying Party and its counsel in the defense and the Indemnified Party shall have the right to participate fully, at its own expense, in the defense of such Action. If the Indemnifying Party responds within the required ten (10) day period and elects not to defend such Action, the Indemnified Party shall be free, without prejudice to any of the Indemnified Party's rights hereunder, to compromise or defend (and control the defense of) such Action. In such case, the Indemnifying Party shall cooperate, at its own expense, with the Indemnified Party and its counsel in the defense against such Action and the Indemnifying Party shall have the right to participate fully, at its own expense, in the defense of such Action. Any compromise or settlement of an Action shall require the prior written consent of both Parties hereunder, such consent not to be unreasonably withheld or delayed.

ACKNOWLEDGMENT. AOL AND ICP EACH ACKNOWLEDGES THAT THE PROVISIONS OF THIS AGREEMENT WERE NEGOTIATED TO REFLECT AN INFORMED, VOLUNTARY ALLOCATION BETWEEN THEM OF ALL RISKS (BOTH KNOWN AND UNKNOWN) ASSOCIATED WITH THE TRANSACTIONS CONTEMPLATED HEREUNDER. THE LIMITATIONS AND DISCLAIMERS RELATED TO WARRANTIES AND LIABILITY CONTAINED IN THIS AGREEMENT ARE INTENDED TO LIMIT THE CIRCUMSTANCES AND EXTENT OF LIABILITY. THE PROVISIONS OF THIS SECTION VI SHALL BE ENFORCEABLE INDEPENDENT OF AND SEVERABLE FROM ANY OTHER ENFORCEABLE OR UNENFORCEABLE PROVISION OF THIS AGREEMENT.

VII.    ARBITRATION

(a) The Parties shall act in good faith and use commercially reasonable efforts to promptly resolve any claim, dispute, claim, controversy or disagreement (each a "Dispute") between the Parties or any of their respective subsidiaries, affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby. If the Parties cannot resolve the Dispute within such timeframe, the Dispute shall be submitted to the Management Committee for resolution. For ten (10) days after the Dispute was submitted to the Management Committee, the Management Committee shall have the exclusive right to resolve such Dispute; provided further that the Management Committee shall have the final and exclusive right to resolve Disputes arising from any provision of this Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms. If the Management Committee is unable to amicably resolve the Dispute during the ten (10) day period, then the Management Committee will consider in good faith the possibility of retaining a third party mediator to facilitate resolution of the Dispute. In the event the Management Committee elects not to retain a mediator, the Dispute will be subject to the resolution mechanisms described below. "Management Committee" shall mean a committee made up of a senior executive from each of the Parties for the purpose of resolving Disputes under this Section and generally overseeing the relationship between the Parties contemplated by this Agreement. Neither Party shall seek, nor shall be entitled to seek, binding outside resolution of the Dispute unless and until the Parties have been unable to amicably resolve the dispute as set forth in this paragraph (a) and then, only in compliance with the procedures set forth in this Section.

(b) Except for Disputes relating to issues of (i) proprietary rights, including but not limited to intellectual property and confidentiality, and (ii) any provision of this Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms (which shall be resolved by the Parties solely and exclusively through amicable resolution as set forth in paragraph (a), any Dispute not resolved by amicable resolution as set forth in paragraph (a) shall be governed exclusively and finally by arbitration. Such arbitration shall be conducted by the American Arbitration Association ("AAA") in Washington, D.C. and shall be initiated and conducted in accordance with the Commercial Arbitration Rules ("Commercial Rules") of the AAA, including the AAA Supplementary Procedures for Large Complex Commercial Disputes ("Complex Procedures"), as such rules shall be in effect on the date of delivery of a demand for arbitration ("Demand"), except to the extent that such rules are inconsistent with the provisions set forth herein. Notwithstanding the foregoing, the Parties may agree in good faith that the Complex Procedures shall not apply in order to promote the efficient arbitration of Disputes where the nature of the Dispute, including without limitation the amount in controversy, does not justify the application of such procedures.

(c) The arbitration panel shall consist of three arbitrators. Each Party shall name an arbitrator within ten (10) days after the delivery of the Demand. The two arbitrators named by the Parties may have prior relationships with the naming Party, which in a judicial setting would be considered a conflict of interest. The third arbitrator, selected by the first two, shall be a neutral participant, with no prior working relationship with either Party. If the two arbitrators are unable to select a third arbitrator within ten (10) days, a third neutral arbitrators of any of the AAA Large and Complex Resolution Programs. If a vacancy in the arbitration panel occurs after the hearings have commenced, the remaining arbitrator or arbitrators may not continue with the hearing and determination of the controversy, unless the Parties agree otherwise.

(d) The Federal Arbitration Act, 9 U.S.C. Secs. 1-16, and not state law, shall govern the arbitrability of all Disputes. The arbitrators shall allow such discovery as is appropriate to the purposes of arbitration in accomplishing a fair, speedy and cost-effective resolution of the Disputes. The arbitrators shall reference the Federal Rules of Civil Procedures then in effect in setting the scope and timing of discovery. The Federal Rules of Evidence shall apply in toto. The arbitrators may enter a default decision against any Party who fails to participate in the arbitration proceedings.

(e) The arbitrators shall have the authority to award compensatory damages only. Any award by the arbitrators shall be accompanied by a written opinion setting forth the findings of fact and conclusions of law relied upon in reaching the decision. The award rendered by the arbitrators shall be final, binding and non-appealable, and judgment upon such award may be entered by any court of competent jurisdiction. The Parties agree that the existence, conduct and content of any arbitration shall be kept confidential and no Party shall disclose to any person any information about such arbitration, except as may be required by law or by any governmental authority or for financial reporting purposes in each Party's financial statements.

(f) Each Party shall pay the fees of its own attorneys, expenses of witnesses and all other expenses and costs in connection with the presentation of such Party's case (collectively, "Attorneys' Fees"). The remaining costs of the arbitration, including without limitation, fees of the arbitrators, costs of records or transcripts and administrative fees (collective, "Arbitration Costs") shall be born equally by the parties. Notwithstanding the foregoing, the arbitrators may modify the allocation of Arbitration Costs and award Attorneys' Fees in those cases where fairness dictates a different allocation of Arbitration Costs between the Parties and an award of Attorneys' Fees to the prevailing Party as determined by the arbitrators.

VIII.    MISCELLANEOUS

AUDITING RIGHTS. Each Party shall maintain complete, clear and accurate records of all expenses, revenues, fees, transactions and related documentation (including agreements) in connection with the performance of this Agreement ("Records"). All such Records shall be maintained for a minimum of five (5) years following termination of this Agreement. For the sole purpose of ensuring compliance with this Agreement, each Party shall have the right, at its expense, to direct an independent certified public accounting firm subject to strict confidentiality restrictions to conduct a reasonable and necessary copying and inspection of portions of the Records of the other Party which are directly related to amounts payable to the party requesting the audit pursuant to this Agreement. Any such audit may be conducted after twenty (20) business days prior written notice, subject to the following. Such audits shall not be made more frequently than once every twelve months. No such audit of AOL shall occur during the period beginning on June 1 and ending October 1. In lieu of providing access to its Records as described above, a Party shall be entitled to provide the other Party with a report from an independent certified public accounting firm confirming the information to be derived from such Records.

EXCUSE. Neither Party shall be liable for, or be considered in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such Party's reasonable control and which such Party is unable to overcome by the exercise of reasonable diligence.

INDEPENDENT CONTRACTORS. The Parties to this Agreement are independent contractors. Neither Party is an agent, representative or ICP of the other Party. Neither Party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This Agreement shall not be interpreted or construed to create an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party.

NOTICE. Any notice, approval, request, authorization, direction or other communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by electronic mail on the AOL Network (to screenname "AOLNotice" in the case of AOL) or by confirmed facsimile; (ii) on the delivery date if delivered personally to the Party to whom the same is directed; (iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iv) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available. In the case of AOL, such notice will be provided to both the Senior Vice President for Business Affairs (fax no. 703-265-1206) and the Deputy General Counsel (fax no. 703-265-1105), each at the address of AOL set forth in the first paragraph of this Agreement. In the case of ICP, except as otherwise specified herein, the notice address shall be the address for ICP set forth in the first paragraph of this Agreement, with the other relevant notice information, including the recipient for notice and, as applicable, such recipient's fax number or AOL e-mail address, to be as reasonably identified by AOL.

NO WAIVER. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same shall be and remain in full force and effect.

RETURN OF INFORMATION. Upon the expiration or termination of this Agreement, each Party shall, upon the written request of the other Party, return or destroy (at the option of the Party receiving the request) all confidential information, documents, manuals and other materials specified by the other Party.

SURVIVAL. Sections IV, V, VI, VII and VIII of this Exhibit C shall survive the completion, expiration, termination or cancellation of this Agreement. In addition, all payment terms of this Agreement and any provision which, by its nature, must survive the completion, expiration, termination or cancellation of this Agreement, shall survive the completion, expiration, termination or cancellation of this Agreement.

ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and supersedes any and all prior agreements of the Parties with respect to the transactions set forth herein. Neither Party shall be bound by, and each Party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing.

AMENDMENT. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by the Party subject to enforcement of such amendment.

FURTHER ASSURANCES. Each Party shall take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by the other Party for the implementation or continuing performance of this Agreement.

ASSIGNMENT. ICP shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of AOL. Assumption of this Agreement by any successor to ICP (including, without limitation, by way of merger or consolidation) shall be subject to AOL's prior written approval. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

CONSTRUCTION; SEVERABILITY. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, (i) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.

REMEDIES. Except where otherwise specified, the rights and remedies granted to a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity.

APPLICABLE LAW; JURISDICTION. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the Commonwealth of Virginia except for its conflicts of laws principles. AOL and ICP irrevocably consent to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and the federal courts situated in the Commonwealth of Virginia, in connection with any action brought by ICP to enforce the provisions of this Agreement, to recover damages or other relief for breach or default under this Agreement, or otherwise arising under or by reason of this Agreement. AOL and ICP irrevocably consent to the exclusive jurisdiction of the courts of the State of California and the federal courts situated in the State of California, in connection with any action brought by AOL to enforce the provisions of this Agreement, to recover damages or other relief for breach or default under this Agreement, or otherwise arising under or by reason of this Agreement.

EXPORT CONTROLS. Both parties shall adhere to all applicable laws, regulations and rules relating to the export of technical data and shall not export or re-export any technical data, any products received from the other Party or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

HEADINGS. The captions and headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.



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

                                    EXHIBIT D

                  FORMAT FOR ICP'S PRESENCE ON THE AOL NETWORK

-       Any ICP trademark or logo

-       Any headline or picture from ICP content

-       Any teaser, icon, link to ICP Internet Site or Welcome Mat

- Any other Content which originates from, described or promotes ICP or ICP's Content



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                                    EXHIBIT E

                  CERTIFICATION OF COMPLIANCE WITH COMMITMENTS
                              REGARDING PROMOTIONS

Pursuant to Section 3.2 of the Anchor Tenant Agreement between Launch Media, Inc. ("ICP") and America Online, Inc. ("AOL"), dated as of ___________________, 1999 (the "Agreement"), the following report is delivered to AOL for the period beginning ___________________ and ending ___________________ the ("Period"):

PROMOTIONAL COMMITMENTS

ICP hereby certifies to AOL that ICP completed the following promotional commitments during the period:

          TYPE OF PROMOTION     DATE(S) OF PROMOTION  DURATION/CIRCULATION  RELEVANT CONTRACT
                                                      OF PROMOTION          SECTION
-------------------------------------------------------------------------------------------------
1.
-------------------------------------------------------------------------------------------------
2.
-------------------------------------------------------------------------------------------------
3.

IN WITNESS WHEREOF, this Certificate has been executed this ____ day of _____, 199__.


___________________________________

By: _______________________________

Print Name: _______________________

Title: ____________________________

Date: _____________________________



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

                                    EXHIBIT F

                                   OPERATIONS

1. ICP Site Infrastructure. ICP will be responsible for all communications, hosting and connectivity costs and expenses associated with the ICP Site. ICP will provide all hardware, software, telecommunications lines and other infrastructure necessary to meet traffic demands on the ICP Site from the AOL Network. ICP will design and implement the network between the AOL Service and ICP Site such that (i) no single component failure will have a material adverse impact on AOL Members seeking to reach the ICP Site from the AOL Network and (ii) no single line will run at more than 70% average utilization for a 5-minute peak in a daily period. In this regard, ICP will provide AOL, upon request, with a detailed network diagram regarding the network infrastructure supporting the ICP Site. In the event that ICP elects to create a custom version of the ICP Site in order to comply with the terms of this Agreement, ICP will bear responsibility for all aspects of the implementation management and cost of such mirrored site.

2. Optimization; Speed. ICP will use commercially reasonable efforts to ensure that: (a) the functionality and features within the ICP Site are optimized for the client software then in use by AOL Members; and (b) the ICP Site is designed and populated in a manner that minimizes delays when AOL Members attempt to access such site. At a minimum, ICP will ensure that the ICP Site's data transfers initiate within fewer than fifteen (15) seconds on average. Prior to commercial launch of any material promotions described herein, ICP will permit AOL to conduct performance and load testing of the ICP Site (in person or through remote communications), with such commercial launch not to commence until such time as AOL is reasonably satisfied with the results of such testing.

3. Technical Problems. ICP agrees to use commercially reasonable efforts to address material technical problems (over which ICP exercises control) affecting use by AOL Members of the ICP Site (a "ICP Technical Problem") promptly following notice thereof. In the event that ICP is unable to promptly resolve a ICP Technical Problem following notice thereof from AOL (including, without limitation, infrastructure deficiencies producing user delays), AOL will have the right to regulate the promotions if provides to ICP hereunder until such time as ICP corrects the ICP Technical Problem at issue.

4. Monitoring. ICP will ensure that the performance and availability of the ICP Site is monitored on a continuous basis. ICP will provide AOL with contact information (including e-mail, phone, pager and fax information, as applicable, for both during and after business hours) for ICP's principal business and technical representatives, for use in cases when issues or problems arise with respect to the ICP Site.

5. Security. ICP will utilize Internet standard encryption technologies, (e.g., Secure Socket Layer -- SSL) to provide a secure environment for conducting transactions and/or transferring private member information (e.g. credit card numbers, banking/financial information, and member address information) to and from the ICP Site. ICP will facilitate periodic review of the ICP Site by AOL in order to evaluate the security of such site. ICP will promptly remedy any security or breaches of security as may be identified by AOL's Operations Security Team.

6.      Technical Performance.

        i. ICP will design the ICP Site to support the Windows version of the Microsoft Internet Explorer, 3.0 and 4.0 browser, the Macintosh version of the Microsoft Internet Explorer 3.0, and make commercially reasonable efforts to support all other AOL browsers listed at "http://webmaster.info.aol.com/BrowTable.html."

        ii. To the extent ICP creates customized pages on the ICP Site for AOL Members, ICP will configure the server from which it serves the site to examine the HTTP User-Agent field in order to identify the "AOL Member-Agents" listed at "http://webmaster.info.aol.com/Brow2Text.html."

        iii. ICP will periodically review the technical information made available by AOL at "http://webmaster.info.aol.com/CacheText.html."

        iv. ICP will design in its site to support HTTP 1.0 or later protocol as defined in RFC 1945 (available at "http://ds.internic.net/rfc/rfc1945.text") and to adhere to AOL's parameters for refreshing cached information listed at "http://webmaster.info.aol.com/CacheText.html."

        v. Prior to releasing material, new functionality or features through the ICP Site ("New Functionality"), ICP will use commercially reasonable efforts to either (i) test the New Functionality to confirm its compatibility with AOL Service client software or (ii) provide AOL with written notice of the New Functionality so that AOL can perform tests of the New Functionality to confirm its compatibility with the AOL Service client software.

7. AOL Internet Services ICP Support. AOL will provide ICP with access to the standard online resources, standards and guidelines documentation, technical phone support, monitoring and after-hours assistance that AOL makes generally available to similarly situated web-based ICPs. AOL support will not, in any case, be involved with content creation on behalf of ICP or support for any technologies, databases, software or other applications which are not supported by AOL or are related to any ICP area other than the ICP Site. Support to be provided by AOL is contingent on ICP providing to AOL demo account information (where applicable), a detailed description of the ICP Site's software, hardware and network architecture and access to the ICP site for purposes of such performance and load testing as AOL elects to conduct.



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